Exhibit 99

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Completes Acquisition of Key Knife, Inc.

WESTFORD, Mass., January 2, 2024 – Kadant Inc. (NYSE: KAI) has completed its previously announced acquisition of Key Knife, Inc. and certain of its affiliates (“Key Knife”) for approximately $156 million in cash, subject to certain customary adjustments. The acquisition was financed primarily through borrowings under Kadant's revolving credit facility.

Key Knife is a global supplier of engineered knife systems for custom chipping, planing, and flaking solutions for wood product industries. Its products enable wood processing mills to improve fiber recovery, product quality, and maximize production while lowering operating costs. The company is headquartered in Tualatin, Oregon with 141 employees located primarily in the United States and Canada. Key Knife’s revenue for the trailing twelve months ended September 30, 2023 was approximately $65 million. Key Knife will become part of Kadant’s Industrial Processing reporting segment.

“We are pleased to complete this transaction and welcome our new colleagues from Key Knife to the Kadant family,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “Our acquisition of Key Knife expands our product portfolio and strengthens our respective positions in wood processing industries. We look forward to extending Key Knife’s strong brand into new markets and leveraging Kadant’s global sales network.”

Conference Call
Kadant will hold a conference call and webcast on Monday, January 8, 2024 at 1:00 p.m. eastern time to discuss the acquisition. To listen to the call and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BIe981635bf28c4e758d541bad86b4a130 or selecting the Q&A link on our website to receive a dial-in number and unique pin. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on the Company’s website through February 9, 2024.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,300 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of Key Knife, the benefits of the acquisition of Key Knife (the “Acquisition”), and the expected future business and financial performance of Key Knife and Kadant. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or

Kadant Completes Acquisition of Key Knife, Inc. (cont.) January 2, 2024 otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to Kadant's ability to successfully integrate Key Knife and its operations and employees and realize anticipated benefits from the Acquisition; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of Key Knife; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Acquisition; competitive, investor or customer responses to the Acquisition; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics and pandemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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